SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 22, 2000

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                            0-21249                      22-3423087
(State or other                     (Commission                  (IRS Employer
jurisdiction of                     File Number)                 Identification
incorporation)                                                   Number)

         250 North Military Trail, Suite 350, Boca Raton, Florida 33431
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 997-0323

                                       n/a
             (Former name or address, if changed since last report)

      Item 5. Other Events

      On March 20, 2000, Grand Court Lifestyles, Inc. (the "Company") filed a petition for reorganization in the United States Bankruptcy Court, District of New Jersey (the "Bankruptcy Court") under Chapter 11 of the United States Bankruptcy Code. The Company announced this filing on a Current Report on Form 8-K dated March 22, 2000 (the "March 22 8-K"), which is incorporated herein by reference.

      On June 23, 2000, the Company sent a letter to all of the limited partners of its syndicated senior living communities (the "Limited Partners"), announcing that the Bankruptcy Court had approved the Company's application to make distributions to limited partners of those communities which may have excess cash flow available for distribution. A copy of such letter is attached hereto as Exhibit 99.1. For further information regarding the communities that may have excess cash flow available, please refer to the Company's Current Report on Form 8-K dated June 2, 2000 (the "June 2 8-K") which is incorporated herein by reference.

      On June 22, 2000, the Company sent a letter (the "Pacific Letter") to all of the limited partners of Palm Villas Associates, L.P., Magnolia Hills Associates, L.P., and Sheffield Associates, L.P., (the "Pacific Partnerships"), announcing the Bankruptcy Court's approval of a form of workout agreement (the "Agreement") with Pacific Life Insurance Company, holder of certain mortgages on which the Pacific Partnerships defaulted. The Pacific Letter is attached hereto as Exhibit 99.2 and incorporated herein by reference. The terms of the Agreement are detailed in a Term Sheet, attached hereto as Exhibit 99.3 and incorporated herein by reference. For further information regarding the default, please refer to the March 22 8-K and the June 2 8-K.

      The Company has learned recently that several individuals have filed a class action complaint (the "Complaint") in the United States District Court for the District of New Jersey against certain of the Company's directors and officers. The Complaint alleges certain violations of securities laws in connection with the Company's November 10, 1999 offering of 13.125% Retirement Financing Notes-IX, due November 30, 2003.

      On June 27, 2000, at the request of the Equity Holders Committee, the Official Committee of Unsecured Creditors and the U.S. Trustee and with the Company's consent, the Bankruptcy Court ordered the appointment of an examiner pursuant to Section 1104(c)(2) of the Bankruptcy Code. Section 1104(c)(2) of the Bankruptcy Code provides for the appointment of an examiner for a debtor with unsecured debt (excluding certain specified unsecured debt) greater than $5 million. On July 7, 2000, Brian T. Moore, CPA, of Arthur Andersen LLP was appointed as examiner.

Item 7. Exhibits

      99.1 Letter of the Company dated June 23, 2000, addressed to all Limited Partners of Syndicated Grand Court Lifestyles Senior Living Communities

      99.2 Letter of the Company dated June 22, 2000, addressed to all Limited Partners of Palm Villas Associates, L.P., Magnolia Hills Associates, L.P., and Sheffield Associates, L.P.

      99.3  Term Sheet for Workout Agreement

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           GRAND COURT LIFESTYLES, INC.


                       By: /s/ John Luciani
                               JOHN LUCIANI,
                               Chairman of the Board and Chief Executive Officer

Dated: July 12, 2000